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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Zoran Corporation of our report dated July 23, 2002, except for Note 18, which is as of July 29, 2002 relating to the financial statements and financial statement schedule of Oak Technology, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
July 1, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS